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                                                                   EXHIBIT 10.14

     COMPENSATION OF NAMED EXECUTIVE OFFICERS OF ALLEGHANY CORPORATION (THE
                                   "COMPANY")

     The following information relates to the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2004, and John J. Burns, Jr., who served as President and chief executive officer of the Company during 2004 until his retirement from these positions effective December 30, 2004.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                            ------------------------------------    LONG-TERM
                                                                    OTHER ANNUAL    INCENTIVE      ALL OTHER
NAME AND PRINCIPAL                                        BONUS     COMPENSATION   PLAN PAYOUTS   COMPENSATION
POSITION                             YEAR     SALARY       (1)          (2)            (3)            (4)
------------------                   ----   ----------   --------   ------------   ------------   ------------
John J. Burns, Jr.,................  2004   $1,009,284   $617,147     $24,175       $1,709,807      $183,850
  Vice Chairman                      2003      970,465    741,763      22,356        1,115,924       175,810
  of the Board                       2002      970,465    593,410      23,112        1,442,639       173,116

Weston M. Hicks,...................  2004   $  700,000   $518,007     $ 5,104       $       --      $111,430
  President and chief                2003      624,000    468,000       4,743               --        99,866
  executive officer(5)               2002      115,000    450,000         520               --           625

David B. Cuming,...................  2004   $  472,593   $273,984     $11,945       $  706,485      $ 85,142
  Senior Vice President              2003      454,416    259,356      12,566          460,788        83,179
                                     2002      436,938    251,151      15,124          595,807        82,048

Robert M. Hart,....................  2004   $  472,593   $282,703     $ 6,787       $  706,485      $ 79,956
  Senior Vice President,             2003      454,416    268,149       6,304          460,788        76,581
  General Counsel                    2002      436,938    260,589       6,421          595,807        73,152
  and Secretary

James P. Slattery,.................  2004   $  416,000   $227,136     $ 4,756       $  293,781      $ 68,733
  Senior Vice President --           2003      400,000    229,200       4,569               --        66,024
  Insurance                          2002      250,000    127,125       2,212               --        40,160

Peter R. Sismondo,.................  2004   $  230,245   $103,749     $ 3,030       $  363,114      $ 38,579
  Vice President, Controller,        2003      221,389    101,485       2,867          236,940        37,034
  Treasurer and Assistant            2002      212,874     95,666       2,894          306,221        35,358
  Secretary

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(1) These amounts represent bonuses earned in respect of the relevant year under the Company's management incentive plan, which is a short-term incentive plan designed to reward officers for achieving specified net earnings per share and/or individual objectives.

(2) These amounts represent payments for reimbursement of taxes.

(3) These amounts represent payouts in settlement of performance shares awarded under the 1993 Long-Term Incentive Plan (the "1993 Plan"), which entitled the holder thereof to payouts of cash and/or Common Stock (in such proportion as is determined by the Compensation Committee) up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share, depending upon the average annual compound growth in the Company's Earnings Per Share (as defined by the Compensation Committee pursuant to the 1993 Plan) in a four-year award period commencing with the year following that in which the performance shares were awarded; payouts have generally been made one-half in cash and one-half in Common Stock.

(4) The 2004 amounts listed for Messrs. Burns, Hicks, Cuming, Hart, Slattery and Sismondo include (i) savings benefits of $151,150, $104,526, $70,775, $70,775, $62,300 and $34,481, respectively, credited
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    pursuant to the Alleghany Corporation Officers, Highly Compensated Employees
    and Directors' Deferred Compensation Plan; and (ii) benefits valued at $28,680, $2,884, $10,347, $5,161, $2,413 and $1,013, respectively, pursuant to the Securities and Exchange Commission rules, of life insurance maintained by the Company on their behalf. Such life insurance policies provide a death benefit to an executive officer who is an employee at the time of his death equal to four times the amount of such executive officer's annual salary at January 1 of the year of his death. The 2004 amounts listed for each of Messrs. Burns, Hicks, Cuming, Hart and Slattery also include compensation of $4,020, and the 2004 amount listed for Mr. Sismondo also includes compensation of $3,085, in respect of other insurance coverage.

(5) Mr. Hicks was appointed President and chief executive officer of the Company effective December 31, 2004, and was Executive Vice President of the Company prior thereto.